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EXHIBIT 3.2
                  ADVANCED BIOTHERAPY CONCEPTS, INC.
                               BY-LAWS

                              ARTICLE I
                             Stockholders

     SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a day duly designated by the Board of Directors in the month of May, in each year, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

     SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the President, by a Vice President, or by a majority of the Board of Directors, and shall be called forthwith by the President, by a Vice President, or Secretary, or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting.

     If the person to whom such request in writing is made shall fail to issue a call for such meeting within ten (10) a days after receipt of such request, then a majority of the Board of Directors or the stockholders owning of record a majority in amount of the stock of the Corporation, issued, outstanding and entitled to vote, may do so by giving ten (10) days' prior written notice of the time, place and object of the meeting in the manner set forth in Article I, Section 4 hereof. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

     SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

     SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be signed by an officer of the Corporation and mailed, postage prepaid by the Secretary, to each stockholder entitled to vote thereat at such person's post office address, as it appears upon the books of the Corporation, at least ten (10) days but not more than sixty (60) days before, the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held, and in the case of any special meeting, shall state briefly the purpose or purposes thereof.

     SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders

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present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     SECTION 6. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chair of the Board of the Corporation or, if the Chair is not present, by the President, or, if none of said officers is present, by a chair to be elected at the meeting. The Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

     SECTION 7. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in such stockholder's name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or such stockholder's duly authorized attorney, bearing a date not more than six (6) months prior to said meeting, unless coupled with an interest, or unless said instrument provides for a longer period which in no case shall exceed seven (7) years from the date of its execution. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these Bylaws.

     If the chair of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon request of the holders of ten per centum (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the tellers. Such tellers shall be appointed by said meeting.

     SECTION 8. List of Stockholders. Prior to each meeting of the stockholders, the Secretary shall prepare a full, true and complete list in alphabetical order of all stockholders entitled to vote at such meeting, indicating the number of shares held by each, and shall be responsible for the production of such list at the meeting.

                             ARTICLE II

Board of Directors

     SECTION 1. General Powers. The property and business of the Corporation shall be managed by the Board of Directors of the Corporation.


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     SECTION 2. Number and Term of Office. The number of directors shall be three (3) or such other number, but not less than three (3) nor more than twelve (12), as may be designated from time to time by resolution of a majority of the entire Board of Directors. Provided, however, that where there are one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. Directors need not be stockholders. The directors, all of whom must be at least 18 years of age, shall be elected each year at the annual meeting of stockholders, but if for any reason the directors are not elected at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders which is called and held for that purpose, except as hereinafter provided, and each director shall serve until his or her successor shall be elected and shall qualify. At least one-fourth in number of the directors of the Corporation shall be elected annually.

     SECTION 3. Fillings of Vacancies. In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, though less than a quorum, may elect a successor to hold office for the unexpired portion of the term of a director whose place shall be vacant, and until the election of such person's successor, or until such person shall be removed, prior thereto by an affirmative vote of the holders of a majority of the stock.

     Similarly and in the event of the number of directors being increased as provided in these Bylaws, the additional directors so provided for shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until such person's or persons' successors shall be elected.

     Any director may be removed from office with or without cause by the affirmative vote or written consent of the holders of not less than two-thirds of the stock issued and outstanding and entitled to vote at any special meeting of stockholders regularly called for the purpose.

     SECTION 4. Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, anywhere within the United States, at such place or places as they may from time to time determine by resolution or by written consent of all the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of Nevada Corporate Law.

     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first

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meeting held in pursuance thereof. The annual meeting of the Board of
Directors shall be held immediately following the annual stockholders' meeting at which a Board of Directors is elected.

Any business may be transacted at any regular meeting of the Board.

     SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the President or Vice-President and must be called by the President or the Secretary upon written request of a majority of the Board of Directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, telegraphing or telephoning the same on the day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objects of any special meeting.

     SECTION 7. Quorum. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Corporation's Articles of Incorporation or by these Bylaws.

     SECTION 8. (Compensation of Directors. Directors shall not receive any stated salary for their services as such but each director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by such director in attending any regular or special meeting of the Board, and, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not an adjournment be had because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

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                             ARTICLE III
                               Officers

     SECTION 1. Election, Tenure, and Compensation. The officers of the Corporation shall be a President, one or more Vice-Presidents (if so elected by the Board of Directors), a Secretary, Treasurer and such other officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. The President shall be a director and the other officers may, but need not be, directors. Any two or more of the above officers, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors. The Board of Directors shall also appoint a Resident Agent who shall perform such duties, as may, from time to time, be assigned to him or her by the Board of Directors.

     SECTION 2. Removal; Vacancies. The Board of Directors shall, at any regular or special meeting, have the power to fill a vacancy occurring in any office for the unexpired portion of the term.

     Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all off officers, agents, and employees, other than officers appointed by the Board of Directors, shall hold office at the discretion of the Board of Directors or of the officers appointing them.

     SECTION 3. Powers and Duties of the Chair of the Board. The Chair of the Board shall be a director of the Corporation. The Chair shall preside at all meetings of the stockholders and of the Board of Directors. The Chair and the President shall jointly supervise, control and direct all of the business and affairs of the Corporation; any dispute or conflict between the Chair and the President (as to the question of the business and affairs of the Corporation) shall be resolved by action of the Board of Directors. The Chair shall have the authority to sign and execute in the name of the Corporation all authorized deeds, contracts and other instruments. In the absence of the President, or in the event of the President's death, inability or refusal to act, the Chair shall have the sole authority to supervise, control and direct all of the business and affairs of the Corporation.

     SECTION 4. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general charge and control of all its business affairs and properties. The President shall preside at all meetings of the stockholders and of the Board of Directors unless the Board of

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Directors shall, by a majority vote of a quorum thereof elect a chair other than the President to preside at meetings of the Board of Directors.

     The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation. The President shall be ex-officio a member of all the standing committees. The President shall do and perform such other duties as may, from time to time, be assigned to him or her by the Board of Directors.

     SECTION 5. Powers and Duties of the Vice President. The Board of Directors may elect one or more Vice Presidents. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to such person by the Board of Directors or by the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President, and the taking of any action by such Vice President in place of the President shall be conclusive evidence of the absence or disability of the President.

     SECTION 6. Powers and Duties of the Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary's absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President or by the directors or stockholders upon whose written requisi tion the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in books provided for that purpose, and shall perform such other duties as may be assigned by the directors or the President. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.

     SECTION 7. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.




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     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall render to the President and the Board of Directors, whenever either of them so requests, an account of all such person's transactions as Treasurer and of the financial condition of the Corporation.

     The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of such person's office and for the restoration to the Corporation in case of such person's death, resignation, retirement or removal from office of all books, papers, vouchers, moneys, and other properties of whatever kind in the possession or under the control of such person, and belonging to the Corporation.

     The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the President.

     SECTION 8. Powers and Duties of the Assistant Secretary. The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to such person by the Board of Directors or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

     SECTION 9. Powers and Duties of the Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned to such person by the Board of Directors or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

                             ARTICLE IV
                            Capital Stock

     SECTION 1. Issue of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Certificate of Incorporation, or its amendments, as shall be approved by the Board of Directors. All certificates shall be signed by the President or by the Vice-
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President and countersigned by the Secretary or by an Assistant
Secretary, and sealed with the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and cancelled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

     SECTION 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by the holder's attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

     SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Nevada.

     SECTION 4. Closing Transfer Books. The Board of Directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty
(60) days prior to the holding of any such meeting the day as of which stockholders entitled to notice of and to vote at such meetings shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

                             ARTICLE V
                            Corporate Seal

     SECTION 1. Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL" and "NEVADA". Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.

                              ARTICLE VI
                       Bank Accounts and Loans

     SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

SECTION 2. Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each
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bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

                             ARTICLE VII
                       Miscellaneous Provisions

     SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

     SECTION 2. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer or stockholder, unless otherwise provided in these Bylaws, such notice shall be deemed given if in writing, and personally delivered, or sent by telefax or telegram, or by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time the same is so personally delivered, telefaxed, telegraphed or so mailed. Any stockholder, director or officer may waive any notice required to be given under these Bylaws.

     SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President and the Vice President, or either of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock.

                             ARTICLE VIII
                         Amendment of Bylaws

     The Board of Directors and the stockholders shall each have full power to amend, alter or repeal these Bylaws, or any provision thereof, and may from time to time make additional Bylaws. Any amendment to the Bylaws by the stockholders shall be made at any annual meeting as part of the general business of such meeting, or at any special meeting provided there was stated in the notice of such meeting given to the stockholders the substance of such proposed alteration or repeal.
                             ARTICLE IX
                          Indemnification

     SECTION 1. Definitions. As used in this Article IX, any word or words that are defined in Section 78.751 of the Corporations; Associations; Partnerships Article of the Nevada Revised Statutes Annotated (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

     SECTION 2. Indemnification of Directors and Officers.  The
Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

     SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

                            END OF BYLAWS